UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 21, 2022

REPUBLIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	0-24649	61-0862051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West Market Street, Louisville, Kentucky	40202
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (502) 584-3600

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common	RBCAA	The Nasdaq Stock Market

NOT APPLICABLE
(Former Name or former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at Republic’s Annual Meeting of Shareholders:

(1)	Election of Directors; and
(2)	Ratification of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2022.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

		Votes	Broker
Nominee	Votes For	Withheld	Non Votes
David P. Feaster	34,029,810	400,778	1,787,492
Jennifer N. Green	34,250,418	180,170	1,787,492
Craig A. Greenberg	34,125,598	304,990	1,787,492
Heather V. Howell	34,086,299	344,289	1,787,492
Tim S. Huval	34,246,637	183,951	1,787,492
Ernest W. Marshall, Jr.	34,076,857	353,731	1,787,492
W. Patrick Mulloy, II	34,184,339	246,249	1,787,492
George Nichols, III	34,217,889	212,699	1,787,492
W. Kenneth Oyler, III	34,167,777	262,811	1,787,492
Logan M. Pichel	33,978,651	451,936	1,787,492
Michael T. Rust	34,129,105	301,483	1,787,492
Susan Stout Tamme	34,027,336	403,252	1,787,492
A. Scott Trager	33,995,863	434,724	1,787,492
Steven E. Trager	34,060,439	370,148	1,787,492
Andrew Trager-Kusman	33,923,611	506,977	1,787,492
Mark A. Vogt	33,570,135	860,453	1,787,492

(2)	Ratification of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2022:

For	36,120,393
Against	89,169
Abstain	8,517
Broker Non Vote	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Republic Bancorp, Inc.
(Registrant)

Date: April 22, 2022	By:	/s/ Kevin Sipes
Executive Vice President, Chief Financial Officer & Chief Accounting Officer